UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2015

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of
Incorporation or Organization)

001-35882	43-2099257
(Commission File Number)	(I.R.S. Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)

(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On June 30, 2015, Blackhawk Network Holdings, Inc. (the “Company”) issued a press release announcing the consummation of the previously announced merger of Achievers Corp. (“Achievers”) with and into a wholly-owned subsidiary of the Company. A copy of this release is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 2.01. Achievers’ Employee Success Platform™ empowers employees and managers to deliver real-time recognition for meeting objectives, reaching milestones or driving results, to increase employee engagement and align with the values and goals of the employer. The Company paid aggregate cash consideration of $110 million to the stockholders of Achievers in connection with the merger.

Item 9.01     Financial Statements and Exhibits.
(a)    Financial statements of business acquired..

The Company intends to file the consolidated financial statements of the Company as required by this Item 9.01(a) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)    Pro Forma Financial Information.

The Company intends to file pro forma financial information as required by this Item 9.01(b) under cover of Form 8-K/A no later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)    Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 30, 2015

The press release may contain hyperlinks to information on our website. The information on our website is not incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKHAWK NETWORK HOLDINGS, INC.

Date: June 30, 2015	By:	/s/ Kirsten E. Richesson
	Name:	Kirsten E. Richesson
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 30, 2015